SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|X|   Definitive Information Statement

                                CARLATERAL, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1) Title of each class of securities to which transaction applies:


          ______________________________________________________________________

      (2) Aggregate number of securities to which transaction applies:


          ______________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ______________________________________________________________________

      (4) Proposed maximum aggregate value of transaction:


          ______________________________________________________________________

      (5) Total fee paid:


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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:


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      (2) Form, Schedule or Registration Statement No.:


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      (3) Filing Party:


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      (4) Date Filed:


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

                                CARLATERAL, INC.
             Science Park, Xushui Town, Boading City, Hebei Province
                        People's Republic of China 072550

                              INFORMATION STATEMENT
                            (Dated November 30, 2007)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE "ACTIONS", DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS WHO OWN A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF CARLATERAL, INC. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

                                     GENERAL

      This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on November 19, 2007 (the "Record Date") of the common stock, par value $.001 per share ("Common Stock"), of Carlateral, Inc., a Nevada corporation ("we" or the "Company"), in connection with the following (the "Actions"):

            1. Amending our Articles of Incorporation to change the name of the Company from Carlateral, Inc. to Orient Paper, Inc.;

            2. Amending our Articles of Incorporation to eliminate any provisions with respect to preemptive rights to acquire unissued shares of our Common Stock; and

            3. Amending our Articles of Incorporation to increase the number of shares of Common Stock authorized to be issued from 75,000,000 to 500,000,000 shares.

      Our board of directors has unanimously approved, and stockholders holding an aggregate of 22,646,043 shares, representing 56.5% of the 40,101,987 shares of our Common Stock issued and outstanding as of the Record Date, have consented in writing to, the Actions. Such approval and consent are sufficient under
Section 78.320 of the Nevada Revised Statutes and our bylaws to approve the Actions. The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Actions is authorized by Section 78.320, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. Accordingly, no proxy of our stockholders will be solicited for a vote on the Actions and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

      Our Company address is Science Park, Xushui Town, Boading City, Hebei Province, People's Republic of China 072550.


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

                            1. CORPORATE NAME CHANGE

      Effective upon us filing a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada on the 21st day after the mailing of this Information Statement to all of the holders of record of our Common Stock at the Record Date (the "Effective Date"), we intend to change our Company's name from "Carlateral, Inc." to "Orient Paper, Inc." The Company believes that this name change is appropriate because of our business focus in the paper making industry, following our acquisition of a paper company operating in China pursuant to that merger transaction completed on October 30, 2007 (the "Merger Transaction"), as previously reported by us in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on November 2, 2007.

                 2. ELIMINATION OF PREEMPTIVE RIGHTS PROVISIONS

      On the Effective Date, we intend to eliminate provisions in Article IV of our Articles of Incorporation providing for the grant of preemptive rights to stockholders on terms and conditions prescribed by our board of directors subject to Section 78.267 of the Nevada Revised Statutes. The Company believes that retaining such provisions would deter potential business acquisitions and reorganizations involving issuance of shares of Common Stock as well as our issuance of shares of Common Stock to raise capital to finance potential transactions, refinance any existing or future indebtedness and/or provide general working capital. Our Company presently has no plans, proposals or arrangements to enter into any potential business acquisition or issue any shares of Common Stock that may be subject to any existing preemptive rights provided under the existing Articles of Incorporation.

                         3. INCREASE IN AUTHORIZED STOCK

      Our current Articles of Incorporation filed with the Secretary of State of the State of Nevada on December 9, 2005, provide for an authorized capitalization consisting of 75,000,000 shares of Common Stock. As a result of issuing additional shares of our Common Stock in connection with the Merger Transaction, a total of 40,101,987 shares of our Common Stock were issued and outstanding as of the Record Date.

      At the Effective Date, we intend to increase the number of authorized shares of Common Stock from 75,000,000 to 500,000,000. We believe that this increase in the number of our presently authorized shares is appropriate and in the best interests of our Company because it would gives us the flexibility to issue equity in connection with any potential transactions, including an extraordinary corporate transaction such as a merger or reorganization. Such potential transaction could also involve, among other things, issuing shares of our Common Stock in order to (i) raise capital to finance potential acquisitions, (ii) issue shares of our Common Stock directly to sellers or to our officers, directors and employees in the form of stock options or other equity incentive plans, (iii) raise capital to refinance all or a portion of any existing or future indebtedness and/or (iv) raise capital to provide general working capital. Our Company presently has no plans, proposals or arrangements to issue any of the authorized shares of Common Stock that would be newly available for any specific purpose, including future acquisitions and/or financings.

      Since the number of authorized shares of our Common Stock will be increased by 425,000,000 shares, the issuance in the future of authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our Common Stock.

      Release No. 34-15230 of the staff of the Securities and Exchange Commission (the "Commission") requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device.


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

However, the proposed increased in the number of shares of authorized Common Stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the number of shares of authorized Common Stock is to provide our Company's management with the ability to issue shares for future acquisition, financing and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, our Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As a consequence, the increase in authorized Common Stock may make it more difficult for, prevent or deter a third party from acquiring control of our Company or changing its board of directors and management, as well as inhibit fluctuations in the market price of our Company's shares that could result from actual or rumored takeover attempts. Our Company currently has no such provisions in any of its governing documents.

      As summarized below, provisions of our Articles of Incorporation and by-laws and applicable provisions of the Nevada Revised Statutes may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing its board of directors and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in our Company's control or in its management.

      Undesignated Series of Common Stock. Our Articles of Incorporation authorize issuance of shares of Common Stock in one or more series, with such designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors can also fix the number of shares constituting a series of preferred stock, without any further vote or action by our Company's stockholders. The issuance of other series of Common Stock with voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of (i) delaying or preventing a change in control, (ii) causing the market price of our Common Stock to decline or (iii) impairing the voting power and other rights of the holders of other outstanding series of our Common Stock.

      No Cumulative Voting. Our Company's Articles of Incorporation and bylaws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a few stockholders of a significant portion of our Company's issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Company's board of directors or for another party to obtain control of our Company by replacing its board of directors.

                      4. AMENDED ARTICLES OF INCORPORATION

      The Company intends to file with the Secretary of State of Nevada a Certificate of Amendment of Articles of Incorporation, in the form attached hereto as Exhibit A, on or about the Effective Date. The Certificate of Amendment will provide for (i) our corporate name change to "Orient Paper, Inc."; (ii) the increase in the amount of authorized Common Stock; and (iii) the elimination of preemptive rights provisions under Article IV thereof to acquire unissued shares of our Common Stock, all as approved by the consent of the majority of our stockholders as of the Record Date.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of the Record Date, our authorized capital consists of 75,000,000 shares of Common Stock, of which 40,101,987 shares were issued and outstanding. Holders of Common Stock have equal rights to receive dividends when, as and if declared by our board of directors, out of funds legally available therefore. Holders of Common Stock have one vote for each share held of record and do not


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

have cumulative voting rights and are entitled, upon liquidation of our Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of Common Stock are not redeemable and have no preemptive or similar rights. All outstanding shares of Common Stock are fully paid and nonassessable.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our Common Stock as of the Record Date by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each of our current directors and executive officers; and (iii) all of our current directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Commission.

Name and Address Of             Shares Beneficially          Percentage
Beneficial Owner (1)          Owned at Effective Date       of Class (2)
--------------------          -----------------------       ------------
Zhenyong Liu (3)                    15,646,043                   39 %

Max Time Enterprises
Limited (4)                          7,000,000                 17.5 %

Hui Ping Cheng (4)                   7,000,000                 17.5 %

Jing Hao (3)                                 0                    *

Dahong Zhou (3)                              0                    *

Executive Officers and
Directors as a Group (5)            22,646,043                 56.5 %

----------

(*)   less than 5%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the Record Date have been exercised. The address for each beneficial owner is c/o Carlateral, Inc., Science Park, Xushui Town, Boading City, Hebei Province, People's Republic of China 072550.

(2) The percentages listed in the "Percent of Class" column are based upon 40,101,987 issued and outstanding shares of our common stock.

(3)   Appointed an officer of our Company, effective November 16, 2007.

(4) Our current director, Hui Ping Cheng, is the sole owner, director and officer of Max Time Enterprise Limited and, by reason thereof, Ms. Cheng may be deemed to be an indirect beneficial owner of 7,000,000 shares of our Company's common stock held by Max Time Enterprise Limited. Ms. Cheng has submitted her resignation as a director of the Company, effective as of the election of new directors pursuant to Rule 14f-1 promulgated under the Securities and Exchange Act of 1934, as amended, as evidenced by our filing with the Commission of an Information Statement on Schedule 14f on November 19, 2007.

(5)   Consists of 4 persons.

      Except as otherwise indicated, we believe that the beneficial owners of our Common Stock listed above, based on information furnished by the owners, have sole investment and voting power over to the shares.


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

Change in Control

      As previously disclosed by us in our Current Report on Form 8-K filed on September 24, 2007, Max Time Enterprise Limited purchased an aggregate of 7,000,000 shares of our Common Stock at September 19, 2007 from Donald Cameron, our largest stockholder and only director and officer at that time, which purchased shares represented 68% of the shares then issued and outstanding, resulting in a change in the controlling interest of our Company. The source of the funds with which the shares were purchased was working capital. Max Time Enterprise Limited's ownership interest was subsequently reduced to approximately 17.5% of the outstanding shares of our Common Stock as a result of the Merger Transaction (defined below). Max Time Enterprise Limited is owned by Hui Ping Cheng, our sole director and former President, Chief Executive Officer and Chief Financial Officer, prior to her resignation from such offices on November 16, 2007. Effective upon the close of business on the Effective Date, Ms Cheng shall also resign from her position as a director of our Company.

      As part of the consideration paid in the merger completed on October 30, 2007 and disclosed by us in our Current Report on Form 8-K filed with the Commission on November 2, 2007 (the "Merger Transaction"), we issued a total of 29,801,987 shares of our Common Stock on a pro rata basis to the shareholders of Dongfang Zhiye Holding Limited ("DZHL"), as the target company acquired by us in the Merger Transaction. Because the aggregate number of shares issued in the Merger Transaction exceeded the shares of our Common Stock issued and outstanding immediately prior to such transaction, it is conceivable that the former shareholders of DZHL could influence our management if they were to act as a group. As former shareholders of DZHL, Zhenyong Liu, our newly-appointed Chief Executive Officer and a nominee for director, and each of Xiaodong Liu and Chen Li, as nominees to our board of directors, received under the Merger Transaction 15,646,043, 1,102,674 and 804,654 shares of our Common Stock, respectively, representing in the aggregate 43.8% of the shares then issued and outstanding. We are not aware of any arrangement or understanding among any of the former shareholders of DZHL or the above-named nominees to act as a group.

November 30, 2007                            By order of the Board of Directors,


                                             Zhenyong Liu, Chairman



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

                                                                       Exhibit A

                                    (Form of)
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CARLATERAL, INC.

                                   * * * * * *

      IT IS HEREBY CERTIFIED THAT:

      FIRST: The name of the corporation is Carlateral, Inc. (hereinafter called the "Corporation").

      SECOND: The number of shares of Common Stock authorized to be issued is 75,000,000, at $.001 par value.

      THIRD: The Articles of Incorporation of the Corporation are hereby amended by striking out Articles I and IV thereof and by substituting in lieu of said Articles the following new Articles I and IV:

            "Article I: The name of the corporation, which is hereinafter referred to as the "Corporation" is: Orient Paper, Inc.

            "Article IV: The total number of shares of authorized capital stock of the Corporation shall consist of five hundred million (500,000,000) SHARES of common stock at $.001 par value.

            The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in Resolutions or Bylaws adopted by them.

            The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever by assessable or assessed, and the Articles of Incorporation shall not be amended in this particular."

      FOURTH: The amendment of the Articles of Incorporation herein certified has been duly adopted by the written consent of stockholders holding an aggregate of 22,646,043 shares in the Corporation, representing a majority of the voting power, in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Articles of Incorporation to be signed by its duly authorized officer this ___ day of December 2007.


                                              By: ______________________________
                                                  Name:
                                                  Title: Chief Executive Officer


                                      A-1